UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road
Ridgefield Park, NJ		07660
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2026, Innodata Inc., a Delaware corporation (the “Company”), entered into an equity distribution agreement (the “Sales Agreement”) with Goldman Sachs & Co. LLC, Craig-Hallum Capital Group LLC, Wells Fargo Securities, LLC, Maxim Group LLC, and Wedbush Securities Inc. (each, a “Sales Agent” and collectively, the “Sales Agents”), pursuant to which the Company may offer and sell shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $300,000,000 from time to time to or through the Sales Agents acting as principal and/or sales agent (the “Offering”).

Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of The Nasdaq Stock Market LLC to sell the Shares pursuant to the Offering from time to time, based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Company has provided the Sales Agents with customary indemnification and contribution rights in favor of the Sales Agents, and the Sales Agents will be entitled to a commission of up to 2.0% of the gross proceeds from each sale of the Shares pursuant to the Sales Agreement.

Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) or by any other method permitted by law. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

The Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-298075) as filed with the Securities and Exchange Commission on August 6, 2026, which became immediately effective upon filing (the “Registration Statement”), and offerings for the Shares will be made only by means of the prospectus supplement, dated August 6, 2026, that forms a part of the Registration Statement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The legal opinion of Morgan, Lewis & Bockius LLP relating to the Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, by and among the Company and Goldman Sachs & Co. LLC, Craig-Hallum Capital Group LLC, Wells Fargo Securities, LLC, Maxim Group LLC, and Wedbush Securities Inc.
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNODATA INC.

Date: August 6, 2026	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel